Filed Pursuant to Rule 424(b)(7)
Registration No. 333-292706
PROSPECTUS SUPPLEMENT
(To Prospectus dated January 13, 2026)

161,034,417 Shares of Class A Common Stock
This prospectus supplement relates to the resale by the selling stockholders identified in this prospectus supplement (the “selling stockholders”) of up to 161,034,417 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of CompoSecure, Inc. (“CompoSecure” or the “Company”). We will not receive any proceeds from the sale of the shares offered by this prospectus supplement.
The selling stockholders may sell the shares on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or otherwise dispose of their shares hereunder.
The selling stockholders may sell any, all or none of the shares offered by this prospectus supplement and we do not know when or in what amounts the selling stockholders may sell their shares hereunder.
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CMPO.” On January 13, 2026, the last reported sale price of our Class A Common Stock on the NYSE was $21.43 per share.
See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement to read about factors you should consider before buying our shares.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus Supplement dated January 14, 2026.

Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
We and the selling stockholders have not authorized anyone to provide you with information or to make any representation other than the information and representations contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
The selling stockholders are offering to sell, and seeking offers to buy, our shares only in jurisdictions where offers and sales are permitted. For investors outside the United States, we and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of our shares and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.
The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, as applicable, and the information in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, as well as the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus, before investing in our shares.
In this prospectus supplement, the terms “CompoSecure,” the “Company,” “we,” “us” and “our” refer to CompoSecure, Inc. together with its direct and indirect subsidiaries, unless the context requires otherwise.
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MARKET AND INDUSTRY INFORMATION
Unless otherwise indicated, information contained in this prospectus supplement and the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on our general knowledge of and expectations concerning its operating environment. The market positions, shares, market sizes and growth estimates included or incorporated by reference in this prospectus supplement are based on estimates using our internal data and estimates, data from various third-party industry analyses, internal research and adjustments, and assumptions that we believe to be reasonable. We have not independently verified data from industry analyses and cannot guarantee their accuracy or completeness. In addition, we believe that data regarding the industry, market positions, shares, market sizes and growth estimates provide general guidance but are inherently imprecise. Further, our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in the estimates and assumptions. See “Forward-Looking Statements.” Accordingly, investors should not place undue reliance on this information.
BASIS OF PRESENTATION
CompoSecure, Inc. (“Parent”) is the direct parent company of CompoSecure Holdings, L.L.C. (“CompoSecure Holdings”). The business of CompoSecure is conducted through direct and indirect wholly owned subsidiaries of CompoSecure Holdings. Parent conducts no other business or operations other than its direct ownership of the equity interests of CompoSecure Holdings. On February 28, 2025 (the “Spin-Off Date”), Parent completed the spin-off (the “Spin-Off”) of Resolute Holdings Management, Inc. (“Resolute Holdings”). In connection with the Spin-Off, CompoSecure Holdings and Resolute Holdings entered into a Management Agreement (the “Resolute Management Agreement”), pursuant to which Resolute Holdings manages the day-to-day business and operations, and oversees the strategy, of CompoSecure Holdings and its controlled affiliates, for a fee.
Effective as of the Spin-Off Date, CompoSecure Holdings is treated as a variable interest entity and the results of operations of CompoSecure Holdings and its subsidiaries are no longer consolidated in the financial statements of Parent; rather, such results are consolidated in the financial statements of Resolute Holdings, and Parent accounts for the results of CompoSecure Holdings using the equity method of accounting. Accordingly, effective as of the Spin-Off Date, CompoSecure Holdings’ accounts are not reflected within the consolidated balance sheets or statements of operations of Parent, Parent’s statement of operations reflect Parent’s share of earnings of CompoSecure Holdings as earnings from an equity method investment, and Parent’s consolidated balance sheets reflect Parent’s carrying value in CompoSecure Holdings as an equity method investment. All consolidated financial statements incorporated by reference herein have been prepared in U.S. dollars in accordance with GAAP.
WHERE YOU CAN FIND MORE INFORMATION
As required by the Securities Act of 1933, as amended (the “Securities Act”), we filed a registration statement relating to the shares that may be offered pursuant to the accompanying prospectus with the SEC. The accompanying prospectus is a part of that registration statement, which includes additional information.
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at ir.composecure.com. Information on or accessible through our website does not constitute part of this prospectus supplement or accompanying prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus supplement and accompanying prospectus do not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the shares. The registration statement, exhibits and schedules are available through the SEC’s website.
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INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus. The following documents have been filed with the SEC and are incorporated by reference into this prospectus supplement:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025;
•
information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2025, and the portions of any subsequent filings on Form 8-K made for the purposes of updating such information;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 7, 2025 and November 3, 2025, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 3, 2025, February 10, 2025 (Item 8.01 only), February 28, 2025, March 3, 2025, March 5, 2025, May 8, 2025, May 28, 2025, June 11, 2025 (Item 5.02 only) (as amended on July 17, 2025), July 14, 2025 (as amended on July 17, 2025), September 8, 2025 (Item 3.01 only), September 10, 2025, October 9, 2025, November 3, 2025 (Film No. 251442231), November 4, 2025, December 12, 2025, December 29, 2025, January 13, 2026 and January 14, 2026, in each case, other than documents or portions of those documents deemed to be furnished but not filed; and

•
the description of our common stock filed as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of the shares described in this prospectus supplement and (2) the date shares are no longer offered pursuant to this prospectus supplement, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.
You should not assume that the information in this prospectus supplement and the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in any document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
CompoSecure, Inc.
Attention: Corporate Secretary
309 Pierce Street
Somerset, New Jersey 08873
(908) 518-0500
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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve “pro forma” inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date of such statement. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results to differ materially from those expressed or implied in the Company’s forward-looking statements:
•	Risks of rapidly evolving domestic and global economic conditions, which are beyond our control;
•	We may not be able to sustain our revenue growth rate in the future;
•	We may fail to retain existing customers or identify and attract new customers;
•	Data and security breaches could compromise our systems and confidential information, cause reputational and financial damage and increase risks of litigation;
•	System outages, data loss, disruptions at our primary production facility or other interruptions could affect our operations;
•	Production quality and manufacturing process disruptions could adversely affect our business;
•	Our future growth may depend upon our ability to develop and commercialize new products, and we may be unable to introduce new products and services in a timely manner;
•	Disruptions in our supply chain or the performance of our suppliers could occur;
•	Our dependence on certain distribution partners and the risk of their loss;
•	Risks to market share and profitability due to competition;
•
Our failure to operate our business in compliance with the security standards of the payment card industry or other industry standards applicable to our customers, such as payment networks certification standards, could adversely affect our business;

•	As consumers and businesses spend less, our business, operation outcomes, and financial condition may be adversely affected;
•	Product liability and warranty claims and their associated costs may adversely affect our business;
•	Our international sales subject us to additional risks that can adversely affect our business, operating results and financial condition;
•	We rely on technology licensing arrangements and actions taken by any of our licensing partners could have a material adverse effect on our business;
•	The adoption of new tax legislation could affect our financial performance;
•
Risks relating to the management of our business by Resolute Holdings, including our reliance on Resolute Holdings for management services under the Resolute Management Agreement, which gives Resolute Holdings substantial influence over our business, operations, and strategy;

•	The risk that the anticipated benefits of our acquisition of Husky Technologies Limited (“Husky”) or any future acquisition may not be fully realized or may take longer to realize than expected;
•	The effect of the Husky Transaction (as defined herein) or any future acquisition on our business relationships with employees, customers or suppliers, operating results and business generally;
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•	Risks related to the significant international operations of Husky;
•	Unexpected costs, charges or expenses resulting from the Husky Transaction or any future acquisition or difficulties in integrating and operating acquired companies;
•	We may fail to successfully manage and integrate acquisitions or strategic transactions, which could negatively impact our financial performance and growth prospects;
•	The outcome of any legal proceedings that have been or may be in the future instituted against us or others;
•	Our inability to safeguard against misappropriation or infringement of our intellectual property may adversely affect our business;
•	We may incur substantial costs because of litigation or other proceedings relating to patents and other intellectual property rights;
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Escalating U.S. tariffs or other trade restrictions on imported raw materials, and any retaliatory measures by other countries, could increase our costs which could have a material adverse impact on our results of operations;

•	Future exchange and interest rates;
•	We have limited experience in the digital assets industry and may not succeed in fully commercializing the products and solutions derived from our Arculus Cold Storage Wallet products and services;
•	Risks related to the rapid evolution of the security markets, including that our Arculus Authenticate solutions may not achieve widespread market acceptance or may not provide sufficient protection;
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Digital asset storage systems, such as the Arculus Cold Storage Wallet, are subject to potential illegal misuse, risks related to a loss of funds due to theft of digital assets, security and cybersecurity risks, system failures and other operational issues, which could cause damage to our reputation and brand;

•	Regulatory changes or actions may restrict the use of the Arculus Cold Storage Wallet or digital assets in a manner that adversely affects our business, prospects or operations; and
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Other risks and uncertainties indicated in or incorporated by reference in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in or incorporated by reference in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference into this prospectus supplement. This summary does not contain all the information that you should consider before investing in our shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the financial statements and related notes included or incorporated by reference into this prospectus supplement.
The Company
CompoSecure, through its wholly owned subsidiary, CompoSecure Holdings, L.L.C., is a manufacturer and designer of complex metal, composite financial transaction cards. The Company was founded and commenced operations in 2000. The Company provides products and services primarily to global financial institutions, plastic card manufacturers, system integrators, and security specialists. The Company is located in Somerset, New Jersey. Since its inception, the Company has established itself as a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The Company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. The Company’s innovative payment card technology and metal cards with Arculus secure authentication and digital asset storage capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction.
As described below, on January 12, 2026, the Company completed the Husky Transaction. Husky is a leading global provider of interconnected technology solutions and services serving attractive consumer packaging end markets. Since Husky’s founding in 1953, it has focused on developing highly technical precision technologies instrumental in the delivery of food, beverage, medical device and other applications essential for everyday life. Husky delivers its integrated capabilities to customers around the world through a combination of systems, tooling, and aftermarket parts and services, to create value for its customers throughout the entire lifecycle of its solutions. As of September 30, 2025, Husky served approximately 4,000 customers in approximately 140 countries through approximately 13,500 systems, including over 6,000 fully-integrated polyethylene terephthalate (“PET”) systems. Following the Husky Transaction, CompoSecure and Husky will retain their existing trade names and will be two distinct reporting segments operating independently as part of the Company’s permanent capital platform which, as described below, the Company intends to rename as GPGI, Inc., effective January 22, 2026.
Recent Developments
On January 12, 2026, CompoSecure consummated its acquisition of Husky (the “Husky Transaction”) for $688.7 million in cash and 54,978,334 shares of Class A Common Stock pursuant to that certain Share Purchase Agreement, dated as of November 2, 2025 (as it may be amended from time to time, the “Transaction Agreement”), by and among CompoSecure and certain of our subsidiaries, Husky, Platinum Equity Advisors, LLC (“Platinum”), certain entities affiliated with Platinum and certain members of Husky management (collectively, the “Sellers”). Following the closing (the “Closing”), Husky became an indirect, wholly owned subsidiary of CompoSecure.
Concurrently with the execution of the Transaction Agreement, we also entered into purchase agreements (together, the “Purchase Agreements”) with certain institutional and other investors named therein (collectively, the “Investors”), pursuant to which we issued and sold to the Investors in private placements an aggregate of 106,056,083 shares of Class A Common Stock, at a purchase price of $18.50 per share, for an aggregate purchase price of $1.96 billion at the Closing (the “Private Placements”).
In this prospectus supplement, the “Transactions” refers, collectively, to: (i) the Husky Transaction and (ii) the Private Placements.
Corporate Information
Our principal executive offices are located at 309 Pierce Street, Somerset, New Jersey 08873. Our telephone number is (908) 518-0500. Our website is www.composecure.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus (except for SEC reports that are expressly incorporated by reference herein).
On January 11, 2026, the Company’s board of directors approved a change in the Company’s name from CompoSecure, Inc. to GPGI, Inc., and an amendment to the Company's Third Amended and Restated Certificate of Amendment to reflect the change in the Company's name, to be effective on January 22, 2026.

The Offering
Issuer
CompoSecure, Inc.
Shares of Class A Common Stock offered by the selling stockholders
161,034,417 shares of Class A Common Stock.
Use of proceeds
We will not receive any proceeds from the sale of shares by the selling stockholders.
Trading Market
Our Class A Common Stock is listed on the NYSE under the symbol “CMPO.”
Risk factors
Investing in our shares involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our shares.
Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 289,415,409 shares of Class A Common Stock outstanding as of January 14, 2026, and excludes, in each case as of such date:
•	5,479,945 shares of Class A Common Stock issuable upon vesting of restricted stock units (“RSUs”) or performance-based restricted stock units (“PSUs”);
•
2,799,169 shares of Class A Common Stock issuable upon the exercise of options granted under the CompoSecure, Inc. 2021 Incentive Equity Plan (the “Plan”) at a weighted-average exercise price of $11.27 per share; and

•	approximately 19,087,039 additional shares of Class A Common Stock that were available for issuance under the Plan.
Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants or vesting of outstanding RSUs or PSUs after January 9, 2026.

RISK FACTORS
An investment in our common stock involves significant risks. You should carefully consider the risks described below, as well as the other information we have provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before you decide to invest in our common stock. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently view as immaterial may also materially and adversely affect our business, financial condition, operating results and prospects, as well as the value of our common stock.
Risks Related to the Combined Company
The business of the combined company will be significantly different from CompoSecure’s current business, and will be subject to different risks and opportunities.
Prior to the completion of the Husky Transaction, our business was as a technology partner to market leaders, fintechs and consumers focusing on innovative metal payment card technology and Arculus security and authentication solutions. Net sales of our pre-existing business during the 2024 and 2023 fiscal years were approximately $421 million and $391 million, respectively. Following the completion of the Husky Transaction, our business has expanded significantly to include the business of Husky, a global provider of highly engineered injection molding technology solutions and services and manufacturer of global molds. Net sales of Husky’s business during the 2024 and 2023 fiscal years were approximately $1,495 and $1,517 million, respectively. Accordingly, the results of operations as well as the price of the Class A Common Stock may in the future be affected by factors different from, and we will face additional risks and uncertainties from, those of CompoSecure as an independent standalone company, including those relating to the business of Husky.
Our results may suffer we do not effectively manage our expanded operations following the Transactions.
Following the Closing, our success depends, in part, on our ability to manage our expansion, which poses numerous risks and uncertainties.
The Transactions may not be accretive, and may be dilutive, to our earnings per share, which may negatively affect the market price of our Class A Common Stock.
Because shares of our Class A Common Stock were issued in connection with the Transactions, it is possible that, although we currently expect the Transactions to be accretive to earnings per share, the Transactions may be dilutive to our earnings per share, which could negatively affect the market price of our Class A Common Stock.
We issued an aggregate of 161,034,417 shares of Class A Common Stock in connection with the Transactions, including to the Sellers in consideration for CompoSecure’s combination with Husky, and to the Investors. The issuance of these new shares of Class A Common Stock could have the effect of depressing the market price of Class A Common Stock, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of Class A Common Stock to decline or to increase at a lower rate than anticipated.
The market value of our Class A Common Stock could decline if large amounts of our Class A Common Stock are sold following the Transactions.
We issued an aggregate of 161,034,417 shares of Class A Common Stock to the Sellers and the Investors. We entered into that certain Registration Rights Agreement, dated January 12, 2026, by and between us and the parties thereto (the “Registration Rights Agreement”) that, among other things, provides the Sellers with certain shelf registration rights, and provides to an affiliate of Platinum and certain of its transferees (collectively, the “Platinum Holder”) demand and piggyback registration rights with respect to the shares of Class A Common Stock that the Platinum Holder acquired pursuant to the Transaction Agreement. Additionally, the Investors have been granted certain shelf registration rights with respect to the shares of Class A Common Stock they acquired in the Private Placements. We have filed the registration statement of which this prospectus forms a part pursuant to such registration rights.
The Platinum Holder is subject to a lock-up of 90 days following the Closing, subject to early release by us. The other Sellers and the Investors are not subject to any lock-up. Each of the Investors and the Sellers may decide not to hold their shares of Class A Common Stock that they received in the Transactions, and may instead decide to reduce their investment in us. Such sales of Class A Common Stock, or the perception that these sales may occur, could have the effect of depressing the market price for Class A Common Stock.
The market value of our Class A Common Stock may decline as a result of completing the Transactions.
The market value of our Class A Common Stock may decline as a result of the Transactions if, among other things, we are unable to achieve the expected benefits of the Transactions, or if the costs related to the Transactions are greater than expected. The market value of our Class A Common Stock also may decline if we do not achieve the perceived benefits of the Transactions as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Transactions on our financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.
Following the Closing, Platinum has the ability to influence our business, and its interest in our business may be different from that of other CompoSecure stockholders.
Following the Closing, Platinum and its affiliates own approximately 19% of outstanding Class A Common Stock, representing the largest ownership position of our Class A Common Stock. In addition to their significant Class A Common Stock ownership, Platinum and its affiliates have the right, pursuant to that certain Investor Rights Agreement, dated as of January 12, 2026, (the “Investor Rights Agreement”), to nominate two directors for election to the Board if Platinum and its affiliates collectively beneficially own at least 10% of the outstanding shares of Class A Common Stock, and one director if Platinum and its affiliates collectively beneficially own less than 10%, but more than or equal to 5%, of the outstanding shares of Class A Common Stock, in each case subject to certain qualification requirements for such directors. The interests of Platinum and its affiliates may conflict with the interests of our other stockholders.
If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence and materially and adversely affect our business and operating results.
Under the Sarbanes-Oxley Act of 2022, we are required to provide management’s attestation on internal controls. Additionally, since we ceased to be an “emerging growth company” at the conclusion of our 2025 fiscal year, our independent registered public accounting firm is required to opine on management’s attestation of the effectiveness of our internal control over financial reporting in our annual report on Form 10-K for the year ending December 31, 2025. In accordance with interpretive guidance issued by the SEC, management is permitted to exclude an acquired business from its assessment of internal control over financial reporting in the first year post-acquisition. In connection with the Transactions we have conducted, and in connection with any future transactions we intend to conduct, due diligence necessary to reasonably assure us that any business we acquire can comply with applicable internal control requirements. However, the control environment of a business we acquire or with which we combine may not be consistent with our standards or with regulatory requirements, and may require significant time and resources to align or rectify, and we may not detect certain internal control deficiencies at such acquired entities. Any required remediation measures could be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects, and any resulting internal control deficiencies could adversely affect our financial condition, results of operations, and access to capital.
Risks Related to the Business of Husky
The results of operations of the Husky business are reliant on unpredictable customer purchasing trends.
The financial results of the Husky business are impacted by customer purchasing trends and the timing of converting orders into sales, which can be unpredictable, and therefore can lead to variations in and uncertainties regarding financial results from period to period (including seasonality). Sales from individual customers may vary relative to total sales and demand for Husky’s products may fluctuate in any given period based on customers’ individual needs, the type of product, and size of the order. In addition, sales are impacted by the timing of when orders are placed and the length of time required to convert these orders into recognized revenue. The conversion cycle can range from several weeks to several months. Furthermore, sales are primarily recognized upon the shipment or transfer of control of goods to customers, which may involve meeting multiple criteria after manufacturing is completed. Such factors include but are not limited to, pre-shipment written acceptance from the customer, changes in the customer’s need-by-date, and logistical timing, which is impacted by shipment terms. Revenue recognition may shift between periods based on these factors.

Growth in emerging markets may impact the sales of the Husky business.
The products produced by the Husky business are sold into emerging markets. Urbanization and a growing middle class are key growth catalysts in emerging markets, as an increase in disposable income generally leads to an increased demand for food and beverages, and essential services such as healthcare. Our results of operations could be adversely affected if the expected growth in urbanization and the middle class in these emerging markets slows or is significantly altered.
There is no certainty that the Husky business will be able to manage fluctuations in raw materials.
The largest material purchase for the Husky business is for tooling stainless steel. Price movements in steel are largely dependent on the steel commodity price index. In addition, the Husky business is indirectly exposed to the price of steel used by its suppliers for purchased steel component parts. Historically, price fluctuations in the cost of steel have been mitigated by purchasing steel from a variety of global suppliers and through price increases of Husky’s products when possible. However, there is no certainty that the Husky business will be able to manage future fluctuations in the steel price in the same manner and therefore our results of operations may be impacted.
Failure of suppliers to deliver in a timely and cost-effective manner would adversely impact our operations.
The Husky business has a global supply chain, including a network of suppliers and distribution and manufacturing facilities. Product quality and reliability are determined in part by factors that are not entirely within our control. The Husky business depends on suppliers for parts and components that meet our standards. If suppliers fail to meet these standards, the Husky business may not be able to deliver the quality products that its customers expect which may adversely affect our financial condition. The supply chain is subject to stress by increased demand and other global events that have put additional pressures on manufacturing output and freight lanes. This has resulted in and could continue to result in disruptions to the supply chain; difficulty in procuring or the inability to procure components and materials necessary for products, solutions, and services; inflationary cost increases for commodities, components, and freight services; international trade policies including with respect to tariffs; and delays in delivering, or an inability to deliver, the products, solutions and services to the customers of the Husky business on a timely basis. The Husky business continues to manage its end-to-end supply chain, from sourcing to production to customer delivery, with a particular focus on all critical and at-risk suppliers and supplier locations globally, along with revising the existing supply chain to source critical components and parts closer to its manufacturing facilities to further reduce the supply chain business risk. However, these efforts may not be successful, and further delays in the receipt of goods, or other unanticipated impacts to the supply chain, including on direct imports or goods purchased domestically, or on the customers of the Husky business, could have a more significant impact on future business (including sales), and we are continuing to monitor this evolving situation.
The Husky business is subject to U.S. and certain foreign export and import controls, sanctions, embargoes, anti-corruption laws and anti-money laundering laws and regulations. The Husky business could face serious consequences for violations, which could harm our business.
The Husky business is subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls and anti-corruption and anti-money laundering laws and regulations, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and other state and national anti-bribery and anti-money laundering laws in the regions in which the Husky business conducts its operations.
Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.
The Husky business may face exposure to adverse movements in foreign currency exchange rates.
The Husky business operates in international markets and, accordingly, the competitiveness of the Husky business and our financial results are or will be subject to foreign currency fluctuations where revenues and costs are denominated in currencies other than U.S. dollars. For example, a large percentage of the expenses of the Husky business are incurred in Canadian dollars, while a large percentage of its revenues are denominated in U.S. dollars.

Increases in the value of the Canadian dollar relative to the U.S. dollar could have a material adverse effect on the overall competitiveness of the products and services of the Husky business and, therefore, on our financial results. In addition, the equipment selling prices of the Husky business are largely denominated in U.S. dollars or Euro, and any material decline in the value of a customer’s base currency relative to the U.S. dollar or Euro may have a material adverse effect on our sales volumes and operating margins. The Husky business is also exposed to currency movements for other currencies, including the Japanese Yen and Chinese Renminbi. The Husky business competes against equipment manufacturers domiciled in various countries. These competitors benefit when the currency of their cost base depreciates against the U.S. dollar. Historically, Husky has regularly entered into foreign exchange forward contracts primarily to reduce its exposure to Canadian dollar currency rate fluctuations, which have typically been limited to a maximum of a two-year period.
The significant international operations of the Husky business subject us to risks inherent in doing business in foreign jurisdictions.
The significant international operations of the Husky business subject us to risks associated with operating in foreign jurisdictions, such as unfavorable political, regulatory, economic, labor and tax conditions. The Husky business is a global business with a significant portion of its operations and revenue outside of North America.
The international operations of the Husky business, such as its manufacturing operations and other facilities in Brazil, China, India, Luxembourg, Mexico and Russia, are subject to risks inherent in doing business in foreign countries, including, among others:
•	potential imposition of restrictions on investments;
•	requirements of foreign laws and other governmental controls, including trade and labor restrictions and related laws that reduce the flexibility of its business operations;
•	the imposition by the U.S. government and foreign governments of trade barriers such as tariffs, quotas,
•	preferential bidding and import restrictions;
•	potential staffing difficulties and labor disputes;
•	managing and obtaining support and distribution for local operations;
•	increased costs of transportation or shipping;
•	credit risk and financial conditions of local customers and distributors;
•	risk of nationalization of private enterprises by foreign governments;
•	potential adverse tax consequences; and
•	potential difficulties in protecting intellectual property.
The Husky business may be subject to unanticipated income taxes, excise duties, import taxes, export taxes, value added taxes, or other governmental assessments, and taxes may be impacted by changes in legislation in the tax jurisdictions in which the Husky business operates. In addition, the Husky business may from time to time be subject to limitations on its ability to transfer funds between countries without incurring adverse tax consequences. Any of these events could result in a loss of business or other unexpected costs that could reduce revenue or profits and have a material adverse effect on our financial condition, results of operations and cash flows.
If the Husky business is unable to continue the technological innovation and successful introduction of new products into the market, customers may delay their orders or turn to other manufacturers.
The industry and the markets into which the Husky business sells its products experience periodic technological change and ongoing product improvements. The competitors of the Husky business may also introduce new generations of their products or the customers of the Husky business may require new technological and increased performance specifications that would require the Husky business to develop new products or adversely affect the demand for its existing products. Our future growth depends on the ability of the Husky business to gauge the direction of the commercial and technological progress in all key markets, and on the ability of the Husky business to successfully develop, manufacture and market new products. Difficulties or delays in identifying viable new products, research, development or production of new products or failure to gain regulatory approval, intellectual property protection or market acceptance of new products and technologies may reduce future sales and adversely affect our competitive position. Additionally, the Husky business may be unable to identify, develop and market new products and technology on a timely basis that gain customer acceptance over its existing products and successfully compete with the products of its competitors, which may diminish our growth prospects, profit margins and our competitive position. While Husky has historically committed significant funds to research and development spending each year, there can be no assurance that historical spending levels will be sustained or that the products and processes developed will be commercially successful, will generate an acceptable return on investment or will be accepted by the customers of the Husky business. If the Husky business fails to keep pace with evolving technological innovations, our business, financial condition or results of operations could be materially adversely affected.
If the use of plastic as a packaging material declines, it could materially adversely affect our business, financial condition or results of operations.
The vast majority of the sales of the Husky business is realized from the sale of equipment and services to the plastic packaging market. Any reduction in the usage of plastic packaging and, in particular, Polyethylene Terephthalate (“PET”) packaging, by consumers will likely result in the reduction of the sales of equipment and services of the Husky business, which could have a material adverse effect on our business, financial condition or results of operations. Factors that could result in a decline in the usage of plastic packaging include:
•
The perception of the recyclability and environmental impact of plastic packaging. The recyclability and environmental impact of plastic packaging, such as PET water containers, may be perceived negatively by environmental groups, customers and government regulators, primarily in markets where these products are typically disposed of instead of recycled. For example, according to The Reloop Platform, in 2018, 97% of PET containers used by consumers were returned to the deposit return system in Germany, and in 2019, 94% and 92% of PET containers used by consumers were returned to the deposit return system in Denmark and Lithuania, respectively. By contrast, in the United States, according to the National Association for PET Container Resources, only 26.6% by weight of the PET containers used by consumers were recovered in 2020, whereas the recycling rate in the United States was 45.2% for aluminum cans in the same year.

•
Environmental advocacy and legislation. A number of governmental authorities have enacted, or are expected to consider, legislation aimed at reducing the environmental impact of plastic packaging. These legislative efforts have been lobbied for and supported by environmental advocacy groups. These proposals and legislation have included mandating certain rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material, requiring retailers or manufacturers to develop a recycling infrastructure and has led to increased scrutiny of the use of plastics, especially for bottled water. Legislative and other changes aimed at reducing the environmental impact of plastic packaging may result in increased costs associated with plastic packaging and/or reduced demand for such packaging.

•
Health and safety concerns. Media reports on possible health risks associated with certain plastics have prompted general consumer concerns regarding the safety of plastic packaging and containers. National and international governmental organizations responsible for consumer safety have continued to recognize the safety of PET. However, if consumer perceptions of the safety of PET shift, the usage of PET as a packaging material may decline. In addition, if any new scientific evidence suggests that PET is unsafe, or any regulatory agency issues new interpretations of existing evidence that limit or lead to prohibitions on the use of PET as packaging for tooling and aftermarket products and services, there could be a decline in the use of PET packaging. In addition, the Husky business may become subject to product liability or other lawsuits, heightened regulatory oversight or new laws, any of which may materially adversely affect our business, financial condition or results of operations.

•
The relative advantages of plastic packaging compared with other materials, such as glass, metal and paper. Glass, metal and paper may be regarded as alternative materials for packaging. Although plastic packaging may have several competitive advantages over these alternative packaging materials, advances in the production process or technology of competing packaging materials, or material cost decreases in such packaging materials, may erode plastic packaging’s competitive advantages.

Any of the foregoing factors and other factors, including those unknown to us, could result in a decline in the usage of plastic packaging and our business, financial condition or results of operations could be materially adversely affected.
If Husky’s products fail to perform or fail to meet customer requirements or expectations, we could incur significant additional costs.
The manufacture of Husky’s products involves highly complex processes. The customers of the Husky business specify quality, performance and reliability standards that the Husky business is required to meet. Product quality and reliability are determined in part by factors that are not entirely within our control. For instance, the Husky business depends on its suppliers for raw materials and components that meet our standards.
The Husky business relies on the timely delivery of raw materials and components that meet our standards for the continued production and delivery of products and services, and any inability to obtain such raw materials and components could impede the ability of the Husky business to manufacture and deliver its products and services as it requires.
If the products of the Husky business do not meet our standards, we may be required to replace or rework the products or incur warranty expenses. In some cases, these products may contain undetected defects or flaws that only become evident after shipment. In the past, Husky has proactively replaced parts in the field that have experienced a high rate of failure. Any future product quality, performance or reliability problems or defects could result in significant costs associated with the repair, removal, collection or destruction of the defective product, an increase in warranty expense, the write-down or destruction of inventory, lost sales, cancellations or rescheduling of orders for these products.
The Husky business may also be the target of product liability lawsuits. If a person were to bring a product liability suit against one of the customers of the Husky business, such customer may attempt to seek contribution from us. A person may also bring a product liability claim directly against us. A successful product liability claim or series of claims against us in excess of its insurance coverage for payments, for which we are not otherwise indemnified, could have a material adverse effect on our business, financial condition or results of operations.
A significant product defect or product liability case could also result in adverse publicity, damage to the reputation of the Husky brand or our business, and/or a loss of customer confidence.
New or increased taxes or other governmental regulations targeted to decrease the consumption of certain type of beverages may adversely affect our business.
Public health officials and government officials have become increasingly concerned about the public health consequences associated with over-consumption of certain types of beverages, such as sugar beverages and others sold or packaged by certain customers of the Husky business. Possible new federal, state or local taxes, increases to current taxes or other governmental regulations specifically targeted to decrease the consumption of these beverages, such as restrictions or bans including those that have been proposed or adopted in the past, may significantly reduce demand for sugar related beverages, which could in turn affect demand for Husky’s products from certain of its current or potential customers. For example, Mexico recently implemented a tax on certain sugar sweetened beverages and members of the U.S. Congress have raised the possibility of a federal tax on the sale of certain beverages, including non-diet soft drinks, fruit drinks, teas and flavored waters. Some state and local governments are also considering similar taxes, and San Francisco, California and Philadelphia, Pennsylvania have enacted such a tax. If enacted, such taxes could materially adversely affect our business and financial results. Additionally, France and the United Kingdom have introduced taxes on drinks with added sugar and artificial sweeteners that companies produce or import. The imposition of such taxes in the future may decrease the demand for certain soft drinks and beverages that the customers of the Husky business produce, which may cause its customers to respond by decreasing their purchases of Husky’s products. Consumer tax legislation and future attempts to tax sugar or energy drinks by other jurisdictions could reduce the demand for Husky’s products and adversely affect our profitability.
Patents may not prevent competitors from making and selling products that are similar to the products of the Husky business.
The competitors of the Husky business make and sell products similar to Husky’s products. Their products may not infringe the claims of the patents of the Husky business or, even if they do, we may determine that it is not worth the time, money and risk to pursue such infringement claims against them. In general, many patents that are asserted in litigation are found to be invalid. Moreover, patents issued outside Canada or the United States may not have as broad a scope as Canadian or U.S. patents or may be more difficult to enforce, and in any case, patents expire. For all these reasons, the patents of the Husky business may not effectively enable us to prevent competitors from making and selling products that are competitive with the products of the Husky business.
Competitors may misappropriate the trade secrets or infringe the patents, trademarks or copyrights of the Husky business, and we may not be able to stop them.
In addition to patents, the Husky business relies on trademarks, trade secret rights, copyrights and other rights to protect its unpatented proprietary intellectual property and technology. Despite our efforts to protect our proprietary technologies and our intellectual property rights, unauthorized parties, including our employees, contractors, business partners or competitors, may attempt to copy aspects of our products or brands or obtain and use trade secrets or other confidential information. We cannot assure that the steps taken will prevent misappropriation of the intellectual property or technology of the Husky business or infringement of the intellectual property rights of the Husky business. Competitors may independently develop technologies or products that are substantially equivalent or superior to our solutions or that inappropriately incorporate the proprietary technology of the Husky business into their products or they may hire the former employees of ours who may misappropriate the proprietary technology or misuse the confidential information of the Husky business. In addition, the laws of some foreign countries where the Husky business operates do not protect intellectual property rights and technology to the same extent as the laws of the United States and Canada, and these countries may not enforce these laws as diligently as they are typically enforced in the United States and Canada. Moreover, in order to benefit from the protection of patents and other intellectual property rights, we must monitor and detect infringement, misappropriation or other violations of the intellectual property rights of the Husky business and pursue infringement, misappropriation or other claims in certain circumstances in relevant jurisdictions, all of which are costly and time-consuming. Finally, even if we determine that we had a valid claim of trade secret misappropriation, or patent, trademark or copyright infringement, whether against an employee, contractor, business partner or competitor, it could be expensive, time-consuming and risky to pursue such claim. As a result, we may not be able to effectively enforce the patents or other intellectual property rights of the Husky business and we may not be able to prevent competitors or others from the use of the brands or technologies of the Husky business in connection with Husky’s products and operations, which could have a material adverse effect on our business, financial condition and results of operations.
Cybersecurity risks, including any technology failures causing a material disruption to operational technology or cyber-attacks on Husky’s systems affecting our ability to protect the integrity and security of customer and employee information, have previously disrupted Husky’s business operations and could again disrupt our operations and/or could harm the reputation of our business and negatively impact our business and the relationship of the Husky business with its customers.
As a technology and manufacturing business, the Husky business requires the secure processing and storage of sensitive information relating to its customers, employees, business partners and others. In the ordinary course of business, the Husky business collects and stores confidential information relating to its customers’ products, including manufacturing specifications, production-related information and other data. In connection with the real-time machine performance monitoring and preventative maintenance services that the Husky business offers to its customers, the Husky business has created internal platform controls and system tools that are used by employees to diagnose and correct customer issues. In order to provide these services, the Husky business monitors and has access to its customers’ operational performance data relating to its products.
Like most companies, despite the current security measures of the Husky business, its information technology systems, networks and data, and those of its third-party service providers, may be vulnerable to information security breaches, acts of vandalism, computer viruses and interruption or loss of valuable business data, and might be improperly accessed due to a variety of events beyond our control, including, but not limited to, natural disasters, terrorist attacks, telecommunications failures, computer viruses, hackers and other security issues. These threats continue to increase as the frequency, intensity and sophistication of attempted attacks and intrusions increase around the world. In particular, ransomware attacks, including those from organized criminal threat actors, nation-states and nation-state supported actors, are becoming increasingly prevalent and severe, and can lead to significant interruptions in our operations, loss of data and income, reputational loss and diversion of funds, and may result in fines, litigation and unwanted media attention. For example, in March 2023, Husky experienced a cybersecurity incident, which resulted in the threat actor accessing and exfiltrating data that could be confidential in nature. In May 2023, Husky made a payment to the threat actor in exchange for the deletion of the exfiltrated information. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting payments, and there is always a risk that the threat actor will not adhere to negotiated terms or that threat actors will initiate other attacks.
Further, if our employees were to intentionally abuse the internal platform controls and system tools of the Husky business, for example, by interfering with or altering the devices or the customers’ connected assets of the Husky business and accessing customers’ data, the customers of the Husky business could be significantly harmed. Any abuse or misuse of these internal platform controls and system tools, even if inadvertent, could result in potential legal liability and reputational damage to both the customers of the Husky business and us, which could significantly and adversely harm our business and reputation. In addition, if it becomes necessary for the Husky business to further restrict the availability or use of platform controls and system tools by employees in response to any abuse or misuse, the ability of the Husky business to deliver high-quality and timely customer support could be impaired.
A significant cybersecurity incident could result in a range of potentially material negative consequences for us, including unauthorized access to, disclosure, modification, misuse, loss or destruction of the systems or data of the Husky business; theft of sensitive, regulated or confidential data, including, but not limited to, personal identifying information or the intellectual property of the Husky business; the loss of functionality of critical systems through extortion-based attacks, denial of service or other attacks; and business delays, service or system disruptions, damage to equipment and injury to persons or property. Such breakdowns and breaches of, or attacks on, the systems and infrastructure of the Husky business, or the public perception that we, the Husky business or any third party upon which the Husky business relies have suffered a cybersecurity incident or breakdown, may cause business interruptions and impact our business or the Husky brand, cause reputational harm, give rise to unwanted media attention, materially damage customer relationships and adversely impact relationships with customers, employees, suppliers and other stakeholders. Further, we could be exposed to litigation, regulatory enforcement or other legal action as a result of an incident, which could subject us to damages, fines, sanctions or other penalties, as well as injunctive relief requiring costly compliance measures. The costs and operational consequences of responding to cyber risks may be substantial and are likely to increase in the future. These costs include, but are not limited to, retaining the services of cybersecurity providers; compliance costs arising out of existing and future cybersecurity, data protection and privacy laws and regulations; and costs related to maintaining redundant networks, data backups and other damage-mitigation measures.
While we strive to take appropriate security and cybersecurity measures to protect the information technology systems and infrastructure (including any trade secrets, confidential or other sensitive information) of the Husky business and to prevent and detect breakdowns, unauthorized breaches and cyber-attacks, we cannot guarantee that these measures will be successful and that breakdowns and breaches of, or attacks on, the systems and data of the Husky business, or those of third parties upon which the Husky business relies, will be prevented. As a result of the cybersecurity incidents Husky experienced in March 2023, the Husky business has incurred costs in connection with its efforts to investigate and assess the relevant impacts, recover its systems, enhance its data security, and protect against unauthorized access to, or manipulation of, its systems and data. Despite incurring these costs, Husky may not have identified and we may not be able to remediate all of the potential causes of the cybersecurity incident of Husky, and similar incidents may occur in the future. While the Husky business maintains insurance against some of these risks, this insurance may not be sufficient to cover the financial, legal, business or reputational losses that may result from a breakdown, breach, cyber-attack or other compromise of or interruption to the information technology systems and infrastructure or confidential and other sensitive information of the Husky business. The successful assertion of one or more large claims against the Husky business that exceeds available insurance coverage, or results in changes to insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), could have an adverse effect on our business. In addition, we cannot be sure that the existing insurance coverage of the Husky business and coverage for errors and omissions will continue to be available on acceptable terms or that its insurers will not deny coverage as to any future claim.

Some of Husky’s customers have been sued for patent infringement in connection with a specific design of products made using molds purchased from Husky, and in the future the Husky business could face similar lawsuits.
Certain of Husky’s customers have been sued for patent infringement in connection with certain products that they manufactured using molds purchased from Husky. The Husky business could face similar claims in the future. If such lawsuits prevail, the Husky business could be forced to stop selling one or more molds used by customers to make such products or be required to pay past or ongoing royalties. Even if such lawsuits do not prevail, we could be forced to spend significant amounts of time and money opposing claims of infringement and relationships with the customers of the Husky business could be harmed. Some of Husky’s customers have asked Husky to indemnify them in connection with such claims, and other customers could make similar requests in the future. Husky refused such requests, as Husky believed that it was not responsible for infringement claims based upon our customers’ product designs. The Husky business generally seeks to avoid any obligations to indemnify customers for intellectual property claims against them that are based upon products that they manufacture using molds purchased from the Husky business; however, it is possible that we may be required to indemnify certain customers in certain instances. In light of infringement claims against the customers of the Husky business for which Husky has refused requests for indemnity, certain customers of the Husky business could decide to purchase affected molds from competitors or otherwise reduce their business with the Husky business, or they could bring suits against us seeking reimbursement for losses and damages in connection with such infringement claims.
Unanticipated changes in tax provisions, variability of quarterly and annual effective tax rates, the adoption of new tax legislation or exposure to additional tax liabilities could impact our financial performance.
The global operations and entity structure of the Husky business results in a complex tax structure where it is subject to income and other taxes in numerous jurisdictions. Variability in the mix and profitability of domestic and international activities, identification and resolution of various tax uncertainties, changes in tax laws or their application or interpretation, changes in rates or other regulatory actions regarding taxes, and the extent to which the Husky business is able to realize net operating loss and other carryforwards included in deferred tax assets and avoid potential adverse outcomes included in deferred tax liabilities, among other matters, may significantly impact the effective income tax rate of the Husky business in the future. The effective income tax rate may also be impacted by the recognition of discrete income tax items, such as required adjustments to the liabilities for uncertain tax positions or deferred tax asset valuation allowance. A significant increase in the effective income tax rate of the Husky business could have an adverse impact on our earnings. The Husky business is also subject to ongoing tax audits in various jurisdictions. Tax authorities may disagree with the intercompany charges of the Husky business, cross jurisdictional transfer pricing or other matters, and may assess additional taxes as a result. There can be no assurance that we will accurately predict the outcomes of these audits, and the amounts ultimately paid upon resolution of audits could be materially different from the amounts previously included in Husky’s income tax expense and therefore could have a material impact on our tax provision, net income and cash flows. If these audits result in assessments different from amounts reserved, future financial results may include unfavorable adjustments to our tax liabilities.
The Husky business is subject to other market risks.
The Husky business has historically been subject to interest rate risk primarily through the its long-term floating rate debt. Additionally, the financial assets of the Husky business are exposed to credit risk consisting primarily of cash and cash equivalents, accounts receivable and derivatives with positive fair values. The customers of the Husky business are geographically diversified with no concentration of receivables by customer or geography. The Husky business manages its accounts receivable credit risk by analyzing the counterparties’ financial condition prior to entering into an agreement, establishing credit limits and obtaining cash, letters of credit or other acceptable forms of security from customers to provide credit support, based on such analysis of the customer and the terms and conditions applicable to each transaction. However, significant changes in the financial condition of the counterparties of the Husky business could impact their ability to satisfy their contractual obligations to the Husky business, which could have material adverse impacts on our financial condition and results of operations.
The historical consolidated financial information of Husky and the unaudited pro forma information included and incorporated by reference in this prospectus supplement may not be a reliable indicator of future results.
The historical consolidated financial information of Husky and the unaudited pro forma information incorporated by reference in this prospectus supplement are not necessarily indicative of what our results of operations, financial position or cash flows will be in the future.

USE OF PROCEEDS
We are filing this prospectus supplement to permit holders of our shares described in the section entitled “Selling Stockholders” to resell the shares described in such section. We will not receive any proceeds from the sale of shares by the selling stockholders.

SELLING STOCKHOLDERS
This prospectus supplement relates to the resale by the selling stockholders identified in this prospectus supplement of 161,034,417 shares of Class A Common Stock.
This prospectus supplement covers the sale or other disposition by the selling stockholders of up to the total number of shares of our Class A Common Stock issued or issuable to the selling stockholders. The table below sets forth, to our knowledge, information concerning the beneficial ownership of our Class A Common Stock by the selling stockholders as of January 5, 2026, unless indicated otherwise. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. When we refer to the “selling stockholders” in this prospectus supplement, we mean the selling stockholders listed in the table below as offering shares, as well as their respective pledgees, donees, transferees or other successors-in-interest. Throughout this prospectus supplement, when we refer to the shares of Class A Common Stock being registered on behalf of the selling stockholders, we are referring to the shares of Class A Common Stock issued. The selling stockholders may sell all, some or none of the shares of Class A Common Stock subject to this prospectus supplement. See “Plan of Distribution.”
The number of shares of Class A Common Stock beneficially owned prior to the offering for each selling stockholder includes all Class A Common Stock beneficially held by such selling stockholder, which includes (i) all shares of Class A Common Stock purchased by such selling stockholder in the Private Placements and (ii) all shares of Class A Common Stock subject to registration pursuant to the Registration Rights Agreement. The percentages of shares owned before the offering are based on 289,415,409 shares of Class A Common Stock outstanding as of January 14, 2026.
Beneficial ownership is determined in accordance with the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days. Unless otherwise indicated below, to our knowledge, each selling stockholder named in the table has sole voting and investment power with respect to the shares of Class A Common Stock beneficially owned by it, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling stockholder named below.

	Class A Common Stock Owned Prior to the Offering(1)		Number of Shares Offered	Class A Common Stock Owned After the Offering(2)
Name of Selling Stockholder	Shares	%		Shares	%
Investment vehicles affiliated with Platinum Equity, LLC[3]	52,829,757	18.3%	52,829,757	—	—
Fidelity Hastings Street Trust : Fidelity Mega Cap Stock Fund[4]	687,465	*	687,465	—	—
Variable Insurance Products Fund III : VIP Growth & Income Portfolio[4]	524,000	*	524,000	—	—
Fidelity Securities Fund: Fidelity Growth & Income Portfolio[4]	2,511,929	*	2,511,929	—	—
Fidelity Hastings Street Trust: Fidelity Series Large Cap Stock Fund[4]	6,442,058	2.2%	6,442,058	—	—
Fidelity Destiny Portfolios: Fidelity Advisor Capital Development Fund[4]	1,573,058	*	1,573,058	—	—
Fidelity Concord Street Trust: Fidelity Large Cap Stock K6 Fund[4]	30,058	*	30,058	—	—
Fidelity Large Cap Stock Institutional Trust[4]	60,588	*	60,588	—	—
FIAM Target Date Large Cap Stock Commingled Pool[4]	1,521,924	*	1,521,924	—	—
Fidelity Concord Street Trust: Fidelity Large Cap Stock Fund[4]	2,308,186	*	2,308,186	—	—
Variable Insurance Products Fund IV : Industrials Portfolio[4]	89,717	*	89,717	—	—
Fidelity Advisor Series VII : Fidelity Advisor Industrials Fund[4]	437,290	*	437,290	—	—

	Class A Common Stock Owned Prior to the Offering(1)		Number of Shares Offered	Class A Common Stock Owned After the Offering(2)
Name of Selling Stockholder	Shares	%		Shares	%
Fidelity Securities Fund : Fidelity Dividend Growth Fund[4]	1,900,804	*	1,900,804	—	—
Fidelity Capital Trust: Fidelity Capital Appreciation Fund[4]	1,357,306	*	1,357,306	—	—
Variable Insurance Products Fund III: VIP Dynamic Capital Appreciation Portfolio[4]	54,918	*	54,918	—	—
Fidelity Contrafund Commingled Pool[4]	1,041,127	*	1,041,127	—	—
Fidelity Contrafund: Fidelity Contrafund K6[4]	596,898	*	596,898	—	—
Fidelity Contrafund: Fidelity Contrafund[4]	2,805,515	*	2,805,515	—	—
Fidelity Contrafund: Fidelity Advisor New Insights Fund[4]	290,075	*	290,075	—	—
Fidelity Global Growth and Value Investment Trust[4]	16,009	*	16,009	—	—
Fidelity Insights Investment Trust[4]	182,071	*	182,071	—	—
Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund[4]	148,789	*	148,789	—	—
Variable Insurance Products Fund II: VIP Contrafund Portfolio[4]	324,922	*	324,922	—	—
Alyeska Master Fund, L.P.[5]	22,123,828	7.6%	21,621,622	502,206	*
Omega Capital Partners, LP6	10,810,811	3.7%	10,810,811	—	—
Funds advised by Capital Research and Management Company[7]	13,803,592	4.8%	10,810,811	2,992,781	1.0%
Coral Blue Investment Pte Ltd.[8]	10,810,810	3.7%	10,810,810	—	—
Locust Wood Capital Advisers, LLC[9]	15,001,951	5.2%	7,027,028	7,974,923	2.8%
Alberta Investment Management Corporation[10]	5,405,406	1.9%	5,405,406	—	—
Entities managed by Starboard Value LP11	5,027,028	1.8%	5,027,028	—	—
Accounts and Funds advised or subadvised by T. Rowe Price Investment Management, Inc.[12]	3,672,944	1.3%	3,621,622	51,322	*
Corsair Capital Partners, LP13	827,905	*	681,514	146,391	*
Corsair Capital Partners 100, LP13	122,145	*	100,518	21,627	*
Corsair Capital Investors, Ltd[14]	34,982	*	28,779	6,203	*
Corsair Select, LP13	4,658,714	1.6%	1,546,733	3,111,981	1.0%
Corsair Select 100, LP13	652,570	*	216,643	435,927	*
Corsair Select Master Fund, Ltd.[13]	712,573	*	236,624	475,949	*
ClearBridge Investments, LLC[15]	1,812,965	*	1,081,082	731,883	*
John Galt	1,066,305	*	1,066,305	—	—
Joseph J. DeAngelo[16]	328,911	*	270,271	58,640	*
Timothy O. Mahoney	270,271	*	270,271	—	—
Paul Galant[17]	147,702	*	54,055	93,647	*
Krishna Mikkilineni[18]	77,012	*	64,865	12,147	*
Kevin Moriarty	67,055	*	54,055	13,000	*
Roger Fradin[19]	67,649	*	54,055	13,594	*
Mark James[20]	110,665	*	54,055	56,610	*
Rebecca Corbin	59,295	*	54,055	5,240	*
Brian Hughes[21]	122,650	*	27,028	95,622	*
Additional Selling Stockholders[22]	2,507,016	*	2,303,907	203,109	*

*	Less than 1%
(1)
Consists of the maximum number of shares of Class A Common Stock being offered pursuant to this prospectus supplement by each applicable selling stockholder and, if applicable, any other Class A Common Stock beneficially owned by such selling stockholder.

(2)
Assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus supplement and that the selling stockholders buy or sell no additional shares of Class A Common Stock subsequent to the date of the information provided to the Company by the Selling Stockholders, including prior to the completion of the offering.

(3)
PE Titan CS Holdings, L.P. (the “Platinum Stockholder”) is the record holder of the securities reported herein. Tom Gores is the manager of Platinum Equity, LLC, which is the sole member of Platinum Equity Investment Holdings, LLC, which is the sole member of Platinum Equity Investment Holdings IC (Cayman), LLC, which is the general partner of Platinum Equity InvestCo, L.P., which is the sole member of Platinum Equity Investment Holdings IV, LLC, which is the sole member of Platinum Equity Investment Holdings IV (Cayman), LLC, which is the general partner of Platinum Equity Partners International IV (Cayman), L.P., which is the general partner of the Platinum Stockholder. By virtue of these relationships, each of these entities and Mr. Gores may be deemed to share beneficial ownership of the securities held of record by the Platinum Stockholder. The business address of each of the entities named herein and Mr. Gores is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, CA 90210.
(4)
As of December 24, 2025. These funds and accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of these funds and accounts is 245 Summer Street, Boston, MA 02210.

(5)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Alyeska Selling Securityholder”), has voting and investment control of the shares held by the Alyeska Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Alyeska Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1- 1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(6)
By virtue of his position as managing member of the general partner of Omega Capital Partners, LP, Leon Cooperman may be deemed to have sole voting and dispositive power over the shares held by Omega Capital Partners, LP. The business address of Omega Capital Partners, LP is 7118 Melrose Castle Lane, Boca Raton, Florida 33496.

(7)
Consists of (i) 12,662,962 shares of Class A Common Stock held by SMALLCAP World Fund, Inc. (“SCWF”), (ii) 25,305 shares of Class A Common Stock held by American Funds U.S. Small and Mid Cap Equity Fund (“SMID”), (iii) 1,094,688 shares of Class A Common Stock held by American Funds Insurance Series – Global Small Capitalization Fund (“VISC”), and (iv) 20,637 shares of Class A Common Stock held by American Funds Insurance Series – U.S. Small and Mid Cap Equity Fund (“VISMID”). Capital Research and Management Company (“CRMC” and, together with SCWF, SMID, VISC and VISMID, the “CRMC Stockholders”) is the investment adviser of the CRMC Stockholders. For purposes of the reporting requirements of the Exchange Act, CRMC, Capital World Investors (“CWI”), and Capital International Investors (“CII”) may be deemed to be the beneficial owner of the shares of common stock held by the CRMC Stockholders; however, each of CRMC, CWI, and CII expressly disclaims that it is, in fact, the beneficial owner of such securities. Julian N. Abdey, Peter Eliot, Brady L. Enright, Brittain Ezzes, Bradford F. Freer, Peter Gusev, Leo Hee, M. Taylor Hinshaw, Roz Hongsaranagon, Shlok Melwani, Dimitrije Mitrinovic, Aidan O’Connell, Samir Parekh, Piyada Phanaphat, Andraz Razen, Arun Swaminathan, Thatcher Thompson, as portfolio managers, have voting and investment powers over the shares held by SCWF. M. Taylor Hinshaw, Matt Hochstetler, Roz Hongsaranagon, and Andraz Razen, as portfolio managers, have voting and investment powers over the shares held by SMID and VISMID. Brittain Ezzes, Bradford F. Freer, M. Taylor Hinshaw, Shlok Melwani and Aidan O’Connell, as portfolio managers, have voting and investment powers over the shares held by VISC. The portfolio managers named above expressly disclaim beneficial ownership of the shares of common stock owned by the CRMC Stockholders. The address for each of the CRMC Stockholders is c/o Capital Research and Management Company, 333 S. Hope St., 55th Floor, Los Angeles, California 90071. Each of the CRMC Stockholders acquired the securities being registered hereby in the ordinary course of its business.

(8)
The 10,810,810 shares of Class A Common Stock are owned directly by Coral Blue Investment Pte. Ltd. (“Coral Blue”). Coral Blue shares the power to vote and the power to dispose of these shares of Class A Common Stock with GIC Private Limited (“GIC”). GIC is a private limited company incorporated in Singapore. GIC is wholly owned by the Government of Singapore and was set up with the sole purpose of managing Singapore’s foreign reserves. The Government of Singapore disclaims beneficial ownership of these shares. The address for GIC and Coral Blue is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(9)
Consists of (i) 13,000 shares of Class A Common Stock held by Memorial Hermann Foundation, (ii) 17,800 shares of Class A Common Stock held by Memorial Hermann Pension Plan and Trust, (iii) 91,900 shares of Class A Common Stock held by ABS Direct Equity Fund LLC, US Series 4, (iv) 191,900 shares of Class A Common Stock held by Memorial Hermann Health System, (v) 1,934,922 shares of Class A Common Stock held by Locust Wood Capital LP, (vi) 40,500 shares of Class A Common Stock held by The Levy Family Trust, UAD 2/18/83, (vii) 13,000 shares of Class A Common Stock held by Infinity One Trust, (viii) 13,000 shares of Class A Common Stock held by Infinity Four Trust, (ix) 10,800 shares of Class A Common Stock held by Everlasting Two Trust, (x) 178,400 shares of Class A Common Stock held by Eternity Four Trust, (xi) 97,300 shares of Class A Common Stock held by Greensfields Capital Limited, (xii) 486,500 shares of Class A Common Stock held by LGT Capital Partners (FL) ltd., (xiii) 145,900 shares of Class A Common Stock held by Snowball Capital Holdings Limited, (xiv) 91,900 shares of Class A Common Stock held by Raindrops Capital Limited, (xv) 167,600 shares of Class A Common Stock held by ECMC Group, (xvi) 459,506 shares of Class A Common Stock held by Locust Wood Ultra Fund LP, (xvii) 59,500 shares of Class A Common Stock held by Corebridge Insurance Company of Bermuda, Ltd., (xviii) 378,400 shares of Class A Common Stock held by Oman Investment Authority, (xix) 973,000 shares of Class A Common Stock held by Caisse de dépôt et Placement du Québec, (xx) 675,700 shares of Class A Common Stock held by Caisse de retraite d’Hydro-Québec, and (xxi) 986,500 shares of Class A Common Stock held by Northrup Grumman Corp. Each of the foregoing entities is managed by Locust Wood Capital Advisers, LLC. By virtue of being each entity’s investment adviser, Locust Wood Capital Advisers, LLC has sole voting power for all of these entities except for Oman Investment Authority, Caisse de dépôt et Placement du Québec and Caisse de retraite d’Hydro-Québec where voting power is shared. The business address of Memorial Hermann Foundation, Memorial Hermann Pension Plan and Trust and Memorial Hermann Health System is 929 Gessner Road, Suite 1900 Houston, Texas 77024. The business address of ABS Direct Equity Fund LLC is 537 Steamboat Road, Greenwich, Connecticut 06830. The business address of Locust Wood Capital LP and Locust Wood Ultra Fund LP is 90 Park Avenue, 27th Floor, New York, New York 10016. The business address of The Levy Family Trust, UAD 2/18/83 is c/o Glen Una Investments, 51 University Avenue, Suite G, Los Gatos, California 95030. The business address of Infinity One Trust, Infinity Four Trust, and Everlasting Two Trust is c/o SAFO LLC 20900 NE 30th Avenue, Suite 1015, Aventura, Florida 33180. The business address of Eternity Four Trust is 1313 North Market Street, Suite 5300, Wilmington, Delaware 19801. The business address of Greensfields Capital Limited, Snowball Capital Holdings Limited and Raindrops Capital Limited is Maples Corporate Services (BVI) Limited, Kingston Chambers PO Box-173, British Virgin Islands. The business address of LGT Capital Partners (FL) ltd. is Herrengasse 12 FL-9490, Vaduz, Principality of Liechtenstein. The business address of ECMC Group is 111 Washington Avenue South, Suite 1400, Minneapolis, Minnesota 55401. The business address of Corebridge Insurance Company of Bermuda, Ltd. is 2929 Allen Parkway, A35-50 Houston, Texas 77019. The business address of Oman Investment Authority is Building No. 70, Way 3430 Jamiat Al Duwal Al Arabiah, Al Khuwair Muscat PC 100, Oman. The

business address of Caisse de dépôt et placement du Québec is 1000, place Jean-Paul-Riopelle, Montréal, Québec, Canada H2Z 2B3. The business address of Caisse de retraite d’Hydro-Québec is 75 Rene-Levesque West, 5th Floor, Montréal, Québec, Canada H2Z IA4. The business address of Northrup Grumman Corp. is 1960 East Grand Avenue Suite 900, El Segundo, California 90245. The business address of Locust Wood Capital Advisors LLC is 90 Park Avenue, 27th Floor, New York, New York 10016.
(10)
By virtue of sole ownership, Alberta Investment Management Corporation may be deemed to have sole voting power and have sole dispositive power over the shares held by it. The business address of Alberta Investment Management Corporation is 1600-10250 101 Street Northwest, Edmonton, Alberta, Canada T5J 3P4.

(11)
Consists of (i) 2,593,444 shares of Class A Common Stock held by Starboard Value and Opportunity Master Fund Ltd, (ii) 285,032 shares of Class A Common Stock held by Starboard Value and Opportunity S LLC, (iii) 888,276 shares Class A Common Stock held by a certain managed account managed by Starboard Value LP (the “Managed Account”), (iv) 146,287 shares of Class A Common Stock held by Starboard Value and Opportunity Master Fund L LP, and (v) 1,113,989 shares of Class A Common Stock held by Starboard X Master Fund Ltd. Starboard Value L LP acts as the general partner of Starboard Value and Opportunity Master Fund L LP. Starboard Value R GP LLC acts as the general partner of Starboard Value L LP. Starboard Value LP serves as the investment manager of Starboard Value and Opportunity Master Fund Ltd, the Managed Account, Starboard Value and Opportunity Master Fund L LP and Starboard X Master Fund Ltd and the manager of Starboard Value and Opportunity S LLC. Starboard Value GP LLC acts as the general partner of Starboard Value LP. Starboard Principal Co LP acts as a member of Starboard Value GP LLC. Starboard Principal Co GP LLC acts as the general partner of Starboard Principal Co LP. Each of Jeffrey C. Smith and Peter A. Feld acts as a member of Starboard Principal Co GP LLC and as a member of each of the Management Committee of Starboard Value GP LLC and the Management Committee of Starboard Principal Co GP LLC. Each of the foregoing disclaims beneficial ownership of these securities. The address of the principal office of each of the entities listed above is 777 Third Avenue, 18th Floor, New York, New York 10017. The address of the principal office of each of Messrs. Smith and Feld is c/o Starboard Value LP, 201 E Las Olas Boulevard, Ste, 1000, Fort Lauderdale, Florida 33301.

(12)
Consists of (i) 1,646,964 shares of Class A Common Stock held by T. Rowe Price Small-Cap Fund, Inc., (ii) 882,980 shares of Class A Common Stock held by T.Rowe Price Institutional Small-Cap Stock Fund, (iii) 12,153 shares of Class A Common Stock held by T.Rowe Price Spectrum Conservative Allocation Fund, (iv) 18,927 shares of Class A Common Stock held by T.Rowe Price Spectrum Moderate Allocation Fund, (v) 46,047 shares of Class A Common Stock held by T.Rowe Price Spectrum Moderate Growth Allocation Fund, (vi) 1,989 shares of Class A Common Stock held by T.Rowe Price Moderate Allocation Portfolio, (vii) 73,426 shares of Class A Common Stock held by U.S. Small-Cap Stock Trust, (viii) 62,401 shares of Class A Common Stock held by TD Mutual Funds – TD U.S. Small-Cap Equity Fund, (ix) 764,083 shares of Class A Common Stock held by T.Rowe Price U.S. Small-Cap Core Equity Trust, and (x) 112,652 shares of Class A Common Stock held by Costco 401(k) Retirement Plan. Each of the foregoing entities is advised by T.Rowe Price Investment Management, Inc. By virtue of the advisory relationship, T. Rowe Price Investment Management, Inc. may be deemed to have sole voting power and have sole dispositive power over the shares held by individual holders. The business address of each foregoing entity is 1307 Point Street, Baltimore, Maryland 21231.

(13)
Jay Petschek and Steven Major are managing members of the general partner of the selling stockholder and may be deemed to be beneficial owners. The business address of each entity is 18 East 48th Street, 20th Floor, New York, New York 10017.

(14)
Jay Petschek and Steven Major are managing members of the director of the selling stockholder and may be deemed to be beneficial owners. The business address of the entity is 18 East 48th Street, 20th Floor, New York, New York 10017.

(15)
Consists of (i) 656,758 shares of Class A Common Stock held by Legg Mason Partners Investment Trust – ClearBridge Select Fund, (ii) 310,811 shares of Class A Common Stock held by Legg Mason Partners Investment Trust – ClearBridge Mid Cap Fund, (iii) 51,351 shares of Class A Common Stock held by Legg Mason Partners Variable Equity Trust – ClearBridge Variable Mid Cap Portfolio, and (iv) 62,162 shares of Class A Common Stock held by EQ Advisors Trust – EQ/ClearBridge Select Equity Managed Volatility Portfolio. Each of the foregoing entities is managed by ClearBridge Investments, LLC, its discretionary manager (“ClearBridge”). By virtue of the relationship with each entity named herein, ClearBridge may be deemed to have sole voting power and sole dispositive power over the shares held by each of the entities. The business address of each foregoing entity is c/o ClearBridge Investments, LLC, One Madison Avenue, New York, New York 10010.

(16)
Consists of 315,316 shares of Class A Common Stock and 13,595 shares of Class A Common Stock underlying vested options that were unexercised as of the date of this prospectus supplement (“Option Shares”).

(17)	Consists of 54,055 shares of Class A Common Stock, 92,288 shares of Class A Common Stock underlying vested RSUs and 1,359 Option Shares.
(18)	Consists of 64,685 shares of Class A Common Stock and 12,147 Option Shares.
(19)	Consists of 54,055 shares of Class A Common Stock and 13,594 Option Shares.
(20)	Consists of 97,070 shares of Class A Common Stock and 13,595 Option Shares.
(21)	Consists of 94,303 shares of Class A Common Stock underlying vested RSUs and 1,319 Option Shares.
(22)
The disclosure with respect to the remaining Additional Selling Stockholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of our Class A Common Stock.

Relationships with Selling Stockholders
The selling stockholders will pay any discounts, commissions, fees of selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other expenses associated with the registration of the shares covered by this prospectus supplement, including filing and printing fees, fees of our counsel and accounting fees and expenses, costs associated with clearing the shares covered by this prospectus supplement under applicable state securities laws and listing fees.
Husky Transaction
On November 2, 2025, CompoSecure and certain of our subsidiaries entered into the Transaction Agreement with the Sellers. Pursuant to the terms of the Transaction Agreement, we combined with Husky for aggregate consideration of approximately $688.7 million in cash and 54,978,334 shares of Class A Common Stock, issued to an affiliate of Platinum and certain members of Husky management. In connection with the Husky Transaction, we entered into the Registration Rights Agreement which provided certain registration rights, pursuant to which the Company agreed to file this prospectus supplement with the SEC covering the resale of shares of Class A Common Stock following the closing of the Transactions.
At the Closing, we entered into the Investor Rights Agreement which provides Platinum and its affiliates with the right to nominate two directors for election to the Board if Platinum and its affiliates collectively beneficially own at least 10% of the outstanding shares of our Class A Common Stock and one director if Platinum and its affiliates collectively beneficially own less than 10%, but more than or equal to 5%, of the outstanding shares of our Class A Common Stock, in each case subject to certain qualification requirements for such directors.
On November 2, 2025, we entered into the Purchase Agreements with the Investors, pursuant to which we agreed to issue and sell to the Investors in the Private Placements an aggregate of 106,056,083 shares of Class A Common Stock, at a purchase price of $18.50 per share, for an aggregate purchase price of approximately $1.96 billion. The following related parties purchased approximately 813,523 shares of Class A Common Stock in the Private Placements pursuant to those Purchase Agreements at the same price per share and otherwise pursuant to the Purchase Agreements with all other Investors:
•	David M. Cote’s spouse purchased 54,055 shares of Class A Common Stock;
•	Joseph Tucker Knott, a family member of Tom Knott, one of our directors and our Chief Investment Officer, purchased 21,622 shares of Class A Common Stock;
•	Mary Garland Knott, a family member of Tom Knott, purchased 16,217 shares of Class A Common Stock;
•	Sarah Knott, a family member of Tom Knott, purchased 21,622 shares of Class A Common Stock;
•	John Barker, a family member of Tom Knott, purchased 67,568 shares of Class A Common Stock;
•	Joseph DeAngelo, one of our directors, purchased 270,271 shares of Class A Common Stock;
•	Paul Galant, one of our directors, purchased 54,055 shares of Class A Common Stock;
•	Krishna Mikkilineni, one of our directors, purchased 64,865 shares of Class A Common Stock;
•	Kevin Moriarty, one of our directors, purchased 54,055 shares of Class A Common Stock;
•	A trust controlled by Roger Fradin, one of our former directors, purchased 54,055 shares of Class A Common Stock;
•	Mark James, one of our directors, purchased 54,055 shares of Class A Common Stock;
•	Rebecca Corbin, one of our directors, purchased 54,055 shares of Class A Common Stock; and,
•	Brian Hughes, one of our directors, purchased 27,028 shares of Class A Common Stock.
The Purchase Agreements provide certain shelf registration rights and include indemnification and confidentiality provisions. The Company has agreed pursuant to the Purchase Agreements to bear the expenses incurred in connection with the filing of any registration statements filed pursuant thereto. This prospectus supplement was filed to satisfy our contractual obligations under the Purchase Agreements and the Registration Rights Agreement.
In connection with the Transaction Agreement, the Company entered into that certain Voting Agreement, dated November 2, 2025, with entities affiliated with Platinum, Resolute Compo Holdings LLC, Tungsten 2024 LLC and Ridge Valley LLC (collectively, the “Voting Stockholders”), pursuant to which, the Voting Stockholders, among other things, agreed to vote all of their shares of our Class A Common Stock in favor of the issuance of our Class A Common Stock pursuant to the terms of the Transaction Agreement and the Purchase Agreements.
The foregoing summary descriptions of the Registration Rights Agreement, the Purchase Agreements and the Voting Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as exhibits to documents incorporated by reference in the registration statement.
Under a corporate advisory services agreement with Platinum, the Husky business paid an annual fee for certain corporate and advisory services provided by Platinum and reimbursed Platinum for expenses incurred in the provision of such services. For the nine-months ended September 30, 2025 and for the years ended December 31, 2024, 2023 and 2022, the Husky business incurred costs of $4.1 million, $5.7 million, $5.6 million and $5.2 million, respectively, in fees and expense reimbursements for advisory services.

PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales made after the date of this prospectus supplement;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement.
Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.
In connection with the sale of the shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these shares to close out their short positions. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative shares which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction), including in short sale transactions. Such broker-dealer or other financial institution may use shares pledged by the selling stockholder or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from the selling stockholders in settlement of those derivative shares to close out any related open borrowings of stock.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(7) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholders also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
We have agreed with the selling stockholders to keep the registration statement of which this prospectus supplement constitutes a part effective until such time as all of the shares covered by this prospectus supplement have been disposed of pursuant to and in accordance with the registration statement or may be sold under Rule 144 without manner of sale, volume or other limitations, subject to certain exceptions.
We have agreed to indemnify the selling stockholders against all liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus supplement.
If any selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the shares, then we would be required to amend the registration statement of which this prospectus supplement is a part, and file a prospectus supplement to describe the agreement between such selling stockholder and the broker-dealer.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares, for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling stockholders or any other person. We will make copies of this prospectus supplement and related prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus supplement and related prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).
The aggregate proceeds to the selling stockholders from the sale of the shares offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

LEGAL MATTERS
Certain legal matters in connection with the offering of the shares will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.
EXPERTS
The consolidated financial statements of CompoSecure, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Husky Technologies Limited at December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

CompoSecure, Inc.
Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Rights
Purchase Contracts
Units

We may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement or a freewriting prospectus also may add, update or change information contained in or omitted from this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement. In addition, selling securityholders named in a prospectus supplement may offer, from time to time and in one or more offerings, shares of our common stock, shares of our preferred stock or warrants.
These securities may be sold on a continuous or delayed basis directly to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “CMPO.” If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.
Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 13, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell from time to time shares of our common stock, shares of our preferred stock, debt securities, depositary shares, warrants, rights, purchase contracts or units, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
In addition, selling securityholders may offer and sell, from time to time in one or more offerings, shares of our common stock, shares of our preferred stock or warrants. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.
This prospectus provides you with a general description of the securities. Each time we or selling securityholders offer securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”
The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement is available on the SEC’s website at www.sec.gov.
We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus, in the documents incorporated by reference into this prospectus supplement as described under “Where You Can Find More Information,” in any accompanying prospectus supplement and in any free writing prospectus we may authorized to be delivered to you. We will not take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. You should not assume that the information in this prospectus or any supplement to this prospectus or freewriting prospectus related thereto is accurate as of any date other than the date indicated on the cover page of this prospectus or any prospectus supplement or freewriting prospectus related thereto, as applicable. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We and selling securityholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers. The securities may be sold for U.S. dollars, foreign-denominated currency, currency units or composite currencies. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency, currency units or composite currencies as specified in the prospectus supplement. We, selling securityholders and our and their agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we or selling securityholders offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement.
In this prospectus, the terms “CompoSecure,” the “Company,” “we,” “us” and “our” refer to CompoSecure, Inc. together with its direct and indirect subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our publicly available filings can be found free of charge on the SEC’s website at www.sec.gov. Our filings may also be found free of charge on our corporate website at www.composecure.com. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.
BASIS OF PRESENTATION
CompoSecure, Inc. (“Parent”) is the direct parent company of CompoSecure Holdings, L.L.C. (“CompoSecure Holdings”). The business of CompoSecure is conducted through direct and indirect wholly owned subsidiaries of CompoSecure Holdings. Parent conducts no other business or operations other than its direct ownership of the equity interests of CompoSecure Holdings. On February 28, 2025 (the “Spin-Off Date”), Parent completed the spin-off (the “Spin-Off”) of Resolute Holdings Management, Inc. (“Resolute Holdings”). In connection with the Spin-Off, CompoSecure Holdings and Resolute Holdings entered into a Management Agreement (the “Resolute Management Agreement”), pursuant to which Resolute Holdings manages the day-to-day business and operations, and oversees the strategy, of CompoSecure Holdings and its controlled affiliates, for a fee.
Effective as of the Spin-Off Date, CompoSecure Holdings is treated as a variable interest entity and the results of operations of CompoSecure Holdings and its subsidiaries are no longer consolidated in the financial statements of Parent; rather, such results are consolidated in the financial statements of Resolute Holdings, and Parent accounts for the results of CompoSecure Holdings using the equity method of accounting. Accordingly, effective as of the Spin-Off Date, CompoSecure Holdings’ accounts are not reflected within the consolidated balance sheets or statements of operations of Parent, Parent’s statement of operations reflect Parent’s share of earnings of CompoSecure Holdings as earnings from an equity method investment, and Parent’s consolidated balance sheets reflect Parent’s carrying value in CompoSecure Holdings as an equity method investment. All consolidated financial statements incorporated by reference herein have been prepared in U.S. dollars in accordance with GAAP.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025;
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information specifically incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2025, and the portions of any subsequent filings on Form 8-K made for the purposes of updating such information;

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our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 7, 2025 and November 3, 2025, respectively;

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our Current Reports on Form 8-K filed with the SEC on January 3, 2025, February 10, 2025 (Item 8.01 only), February 28, 2025, March 3, 2025, March 5, 2025, May 8, 2025, May 28, 2025, June 11, 2025 (Item 5.02 only) (as amended on July 17, 2025), July 14, 2025 (as amended on July 17, 2025), September 8, 2025 (Item 3.01 only), September 10, 2025, October 9, 2025, November 3, 2025 (Film No. 251442231), November 4, 2025, December 12, 2025, December 29, 2025 and January 13, 2026, in each case, other than documents or portions of those documents deemed to be furnished but not filed; and

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the description of our common stock filed as Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022, including any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents that we subsequently file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and any prospectus supplement and (2) the date securities are no longer offered pursuant to this prospectus and any prospectus supplement, will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date of filing of such reports and documents.
You should not assume that the information in this prospectus, any prospectus supplement, any applicable pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:
CompoSecure, Inc.
Attention: Corporate Secretary
309 Pierce Street
Somerset, New Jersey 08873
Telephone: (908) 518-0500

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference contain forward-looking statements. Statements that are not historical facts, including statements about beliefs, expectations, targets and goals are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve “pro forma” inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date of such statement. You should understand that the following important factors, among others, could affect the Company’s future results and could cause those results to differ materially from those expressed or implied in the Company’s forward-looking statements:
•	Risks of rapidly evolving domestic and global economic conditions, which are beyond our control;
•	We may not be able to sustain our revenue growth rate in the future;
•	We may fail to retain existing customers or identify and attract new customers;
•	Data and security breaches could compromise our systems and confidential information, cause reputational and financial damage and increase risks of litigation;
•	System outages, data loss, disruptions at our primary production facility or other interruptions could affect our operations;
•	Production quality and manufacturing process disruptions could adversely affect our business;
•	Our future growth may depend upon our ability to develop and commercialize new products, and we may be unable to introduce new products and services in a timely manner;
•	Disruptions in our supply chain or the performance of our suppliers could occur;
•	Our dependence on certain distribution partners and the risk of their loss;
•	Risks to market share and profitability due to competition;
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Our failure to operate our business in compliance with the security standards of the payment card industry or other industry standards applicable to our customers, such as payment networks certification standards, could adversely affect our business;

•	As consumers and businesses spend less, our business, operation outcomes, and financial condition may be adversely affected;
•	Product liability and warranty claims and their associated costs may adversely affect our business;
•	Our international sales subject us to additional risks that can adversely affect our business, operating results and financial condition;
•	We rely on technology licensing arrangements and actions taken by any of our licensing partners could have a material adverse effect on our business;
•	The adoption of new tax legislation could affect our financial performance;
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Risks relating to the management of our business by Resolute Holdings, including our reliance on Resolute Holdings for management services under the Resolute Management Agreement, which gives Resolute Holdings substantial influence over our business, operations, and strategy;

•	The risk that the anticipated benefits of our acquisition of Husky Technologies Limited (“Husky”) or any future acquisition may not be fully realized or may take longer to realize than expected;
•	The effect of the Husky Transaction (as defined herein) or any future acquisition on our business relationships with employees, customers or suppliers, operating results and business generally;

•	Risks related to the significant international operations of Husky;
•	Unexpected costs, charges or expenses resulting from the Husky Transaction or any future acquisition or difficulties in integrating and operating acquired companies;
•	We may fail to successfully manage and integrate acquisitions or strategic transactions, which could negatively impact our financial performance and growth prospects;
•	The outcome of any legal proceedings that have been or may be in the future instituted against us or others;
•	Our inability to safeguard against misappropriation or infringement of our intellectual property may adversely affect our business;
•	We may incur substantial costs because of litigation or other proceedings relating to patents and other intellectual property rights;
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Escalating U.S. tariffs or other trade restrictions on imported raw materials, and any retaliatory measures by other countries, could increase our costs which could have a material adverse impact on our results of operations;

•	Future exchange and interest rates;
•	We have limited experience in the digital assets industry and may not succeed in fully commercializing the products and solutions derived from our Arculus Cold Storage Wallet products and services;
•	Risks related to the rapid evolution of the security markets, including that our Arculus Authenticate solutions may not achieve widespread market acceptance or may not provide sufficient protection;
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Digital asset storage systems, such as the Arculus Cold Storage Wallet, are subject to potential illegal misuse, risks related to a loss of funds due to theft of digital assets, security and cybersecurity risks, system failures and other operational issues, which could cause damage to our reputation and brand;

•	Regulatory changes or actions may restrict the use of the Arculus Cold Storage Wallet or digital assets in a manner that adversely affects our business, prospects or operations; and
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Other risks and uncertainties indicated in or incorporated by reference in this prospectus, including those under “Risk Factors” herein, and other filings that have been made or will be made with the SEC.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in or incorporated by reference in this prospectus are more fully described in the “Risk Factors” section. The risks described in “Risk Factors” are not exhaustive. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY
CompoSecure, through its wholly-owned subsidiary, CompoSecure Holdings, L.L.C., is a manufacturer and designer of complex metal, composite financial transaction cards. The Company was founded and commenced operations in 2000. The Company provides products and services primarily to global financial institutions, plastic card manufacturers, system integrators, and security specialists. The Company is located in Somerset, New Jersey. Since its inception, the Company has established itself as a technology partner to market leaders, fintechs and consumers enabling trust for millions of people around the globe. The Company combines elegance, simplicity and security to deliver exceptional experiences and peace of mind in the physical and digital world. The Company’s innovative payment card technology and metal cards with Arculus secure authentication and digital asset storage capabilities deliver unique, premium branded experiences, enable people to access and use their financial and digital assets, and ensure trust at the point of a transaction.
The Company creates newly innovated, highly differentiated and customized quality financial payment products for banks and other payment card issuers to support and increase their customer acquisition, customer retention and organic customer spend. The Company’s customers consist primarily of leading international and domestic banks and other payment card issuers primarily within the United States (“U.S.”), with additional direct and indirect customers in Europe, Asia, Latin America, Canada, and the Middle East. The Company is a platform for next generation payment technology, security, and authentication solutions. The Company maintains trusted, highly-embedded and long-term customer relationships with an expanding set of global issuers. The Company has established a niche position in the financial payment card market with over 20 years of innovation and experience and is focused primarily on this attractive subsector of the financial technology market. The Company serves a diverse set of direct customers and indirect customers, including some of the largest issuers of credit cards in the U.S.
On January 12, 2026, CompoSecure consummated its acquisition of Husky for $688.7 million in cash and 54,978,334 shares of Class A Common Stock pursuant to that certain Share Purchase Agreement, dated as of November 2, 2025, by and among CompoSecure and certain of our subsidiaries, Husky, Platinum Equity Advisors, LLC (“Platinum”), certain entities affiliated with Platinum and certain members of Husky management. Following the acquisition (the “Husky Transaction”), Husky became an indirect wholly owned subsidiary of CompoSecure.
Husky is a leading global provider of interconnected technology solutions and services serving attractive consumer packaging end markets. Since Husky’s founding in 1953, it has focused on developing highly technical precision technologies instrumental in the delivery of food, beverage, medical device and other applications essential for everyday life. Husky delivers its integrated capabilities to customers around the world through a combination of systems, tooling, and aftermarket parts and services, to create value for its customers throughout the entire lifecycle of its solutions. As of September 30, 2025, Husky serves approximately 4,000 customers in approximately 140 countries through approximately 13,500 systems, including over 6,000 fully-integrated polyethylene terephthalate (“PET”) systems.
For a description of our business, financial condition, results of operations and other important information regarding CompoSecure, including the Husky Transaction, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.” More information about us is also available through our website at www.composecure.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).
Our principal executive offices are located at 309 Pierce Street, Somerset, New Jersey 08873. Our telephone number is (908) 518-0500. On January 11, 2026, the Company’s board of directors approved a change in the Company's name from CompoSecure, Inc. to GPGI, Inc., and an amendment to the Company's Third Amended and Restated Certificate of Amendment to reflect the change in the Company's name, to be effective on January 22, 2026.

RISK FACTORS
Investing in our securities involves risk. Before you decide whether to purchase any of our securities, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, please see “Incorporation by Reference.” These risks could materially and adversely affect our business, results of operations and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS
Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, debt repayment, working capital and capital expenditures. We may also use such proceeds to fund acquisitions of businesses or product lines that complement our current or any acquired business. We may set forth additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.
We will not receive any proceeds from the resale of our securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Third Amended and Restated Certificate of Incorporation (the “Charter”) and Second Amended and Restated Bylaws (the “Bylaws”) described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Charter and the Bylaws described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
The Charter authorizes the issuance of (a) 1,000,000,000 shares of Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) and (b) 10,000,000 shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”). As of January 12, 2026, there were 289,415,409 shares of Class A Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.
Common Stock
The Charter provides the following with respect to the rights, powers, preferences and privileges of the Class A Common Stock:
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Class A Common Stock are entitled to one vote per share on matters to be voted on by stockholders. Our Charter does not provide for cumulative voting rights.
Dividends
Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under the Charter, holders of Class A Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the our board of directors (the “Board”) in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock unless the shares of Class A Common Stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the Class A Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
There are no preemptive rights or sinking fund provisions applicable to the shares of the Class A Common Stock.
Anti-Takeover Provisions
Charter and By-laws
Certain provisions of our Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of the Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage mergers that some stockholders may favor.
Board Composition and Filling Vacancies
The Company’s board of directors is divided into three classes. Each Class I director has a term that expires at the Company’s annual meeting of stockholders in 2028, each Class II director has a term that expires at the Company’s annual meeting of stockholders in 2026 and each Class III director has a term that expires at the Company’s annual meeting of stockholders in 2027.

The Charter provides that directors may only be removed for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders). The treatment of vacancies has the effect of making it more difficult for stockholders to change the composition of our board of directors.
Special Meetings of Stockholders
The Charter provides that a special meeting of stockholders may be called by the (a) Chairman of the Board or Executive Chairman of the Board, as applicable, (b) Chief Executive Officer of the Company, or (c) the Board pursuant to a resolution adopted by a majority of the Board. The ability of the stockholders to call a special meeting is specifically denied. The Bylaws limit the business that may be conducted at an annual or special meeting of stockholders to those matters properly brought before the meeting.
Action by Written Consent
The Charter provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our Bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
Advance Notice Requirements
The Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of the Company’s stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to the corporate secretary of the Company prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The Bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.
Amendment to Certificate of Incorporation
The Company reserves the right to amend, alter, change or repeal any provision contained in the Charter, in the manner now or hereafter prescribed by the Charter and applicable law.
Delaware Anti-Takeover Law
The Company has opted out of Section 203 of the Delaware General Corporation Law. Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (ii) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder.

Registration Rights
Certain of the Company’s equityholders hold registration rights with respect to the securities held by them. Stockholders holding registrable securities will be entitled to make a written demand for registration under the Securities Act of all or part of their registrable securities. Subject to certain exceptions, such stockholders will also have certain “piggy-back” registration rights with respect to registration statements filed by the Company, as well additional rights to provide for registration of registrable securities on Form S-3 and any similar short-form registration statement that may be available at such time.
Our Transfer Agent
The transfer agent for our shares of Class A Common Stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DESCRIPTION OF DEBT SECURITIES
General
The following description of the terms of our senior debt securities and subordinated debt securities (together, the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Unless otherwise noted, the general terms and provisions of our debt securities discussed below apply to both our senior debt securities and our subordinated debt securities. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.
Our debt securities may be issued from time to time in one or more series. The senior debt securities will be issued from time to time in series under an indenture to be entered into by us and U.S. Bank Trust Company, National Association, as Senior Indenture Trustee (as amended or supplemented from time to time, the “senior indenture”). The subordinated debt securities will be issued from time to time under a subordinated indenture to be entered into by us and U.S. Bank Trust Company, National Association, as Subordinated Indenture Trustee (the “subordinated indenture” and, together with the senior indenture, the “indentures”). The Senior Indenture Trustee and the Subordinated Indenture Trustee are both referred to, individually, as the “Trustee.” The senior debt securities will constitute our unsecured and unsubordinated obligations and the subordinated debt securities will constitute our unsecured and subordinated obligations. A detailed description of the subordination provisions is provided below under the caption “Ranking and Subordination—Subordination.” In general, however, if we declare bankruptcy, holders of senior debt securities will be paid in full before holders of subordinated debt securities will receive anything.
The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, each of which is incorporated by reference as an exhibit or filed as an exhibit to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms shall be incorporated herein by reference.
The indentures do not limit the amount of debt securities that may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.
The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:
•	the designation and issue date of the debt securities;
•	the date or dates on which the principal of the debt securities is payable;
•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest;
•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;
•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;
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the period or periods within which, the redemption price or prices or the repayment price or prices, as the case may be, at which and the terms and conditions upon which the debt securities may be redeemed at the Company’s option or the option of the holder of such debt securities (a “Holder”);

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the obligation, if any, of the Company to purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a Holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which the debt securities will be issuable;

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provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the Holders of such debt securities or the Company, as the case may be, for or into new securities of a different series, the Company’s Class A Common Stock or other securities and, if such debt securities are convertible into the Company’s Class A Common Stock or other Marketable Securities (as defined in the indentures), the conversion price;

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if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

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if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the Company or a Holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

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if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

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provisions, if any, related to the exchange of the debt securities, at the option of the Holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

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the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•	whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities;
•	with respect to subordinated debt securities only, the amendment or modification of the subordination provisions in the subordinated indenture with respect to the debt securities; and
•	any other specific terms.
We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing Holders of securities of that series.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to Holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Unless otherwise set forth in the prospectus supplement, interest on outstanding debt securities will be paid to Holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the Trustee in New York, New York. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Ranking and Subordination
Ranking
The senior debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. The subordinated debt securities will be our unsecured, subordinated obligations.
The debt securities will effectively rank junior in right of payment to any of our existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our subsidiaries. The indentures do not limit the amount of unsecured indebtedness or other liabilities that can be incurred by our subsidiaries.
Subordination
If issued, the indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our Senior Indebtedness (as defined below). During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our Senior Indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our Senior Indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, Holders of our subordinated debt securities may receive less, ratably, than Holders of our Senior Indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “Senior Indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•
all of the indebtedness of that person for borrowed money, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other similar instruments sold by that person for money;
•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;
•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities, and any unsubordinated guarantee obligations of ours to which we are a party, including Indebtedness For Borrowed Money, constitute Senior Indebtedness for purposes of the subordinated indenture.
Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.

Certain Covenants
Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms
The indentures provide that we will not consolidate with or merge into any other Person or convey or transfer our properties and assets substantially as an entirety to any Person, unless:
(1)
the Person formed by such consolidation or into which our company is merged or the Person which acquires by conveyance or transfer the properties and assets of our company substantially as an entirety shall be organized and existing under the laws of the United States of America or any state of the United States or the District of Columbia, and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the applicable indenture (as supplemented from time to time) on the part of our company to be performed or observed;

(2)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3)
we have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of our company substantially as an entirety as set forth above, the successor Person formed by such consolidation or into which our company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of our company under the applicable indenture with the same effect as if such successor had been named as our company in the applicable indenture. In the event of any such conveyance or transfer, our company, as the predecessor, shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.
Subject to the foregoing, the indentures and the debt securities do not contain any covenants or other provisions designed to afford Holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving our company.
Any additional covenants of our company pertaining to a series of debt securities will be set forth in a prospectus supplement relating to such series of debt securities.
Certain Definitions
The following are certain of the terms defined in the indentures:
“Consolidated Net Worth” means, with respect to any Person, at the date of any determination, the consolidated stockholders’ or owners’ equity of the holders of capital stock or partnership interests of such Person and its subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied.
“GAAP” means generally accepted accounting principles as such principles are in effect in the United States as of the date of the applicable indenture.
“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.

“Material Subsidiary” means any Person that is a Subsidiary if, at the end of the most recent fiscal quarter of our company, the aggregate amount, determined in accordance with GAAP consistently applied, of securities of, loans and advances to, and other investments in, such Person held by us and our other Subsidiaries exceeded 10% of our Consolidated Net Worth.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Subsidiary” means, with respect to any Person, any corporation more than 50% of the voting stock of which is owned directly or indirectly by such Person, and any partnership, association, joint venture or other entity in which such Person owns more than 50% of the equity interests or has the power to elect a majority of the board of directors or other governing body.
Optional Redemption
If specified in the applicable prospectus supplement, we may redeem the debt securities of any series, as a whole or in part, at our option on or after the dates and in accordance with the terms established for such series, if any, in the applicable prospectus supplement. If we redeem the debt securities of any series, we must also pay accrued and unpaid interest, if any, up to the date of redemption on such debt securities.
Satisfaction and Discharge
Each indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the applicable series of the debt securities, as expressly provided for in the indenture) as to all outstanding debt securities of a series, when:
(1)	Either:
(a)
all of the applicable series of the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)
all of the applicable series of debt securities not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of us, and we have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (a) money in an amount or (b) the equivalent in securities of the government that issued the currency in which the Securities are denominated or government agencies backed by the full faith and credit of such government that through the payment of interest and principal in respect thereof in accordance with their terms will provide freely available funds on or prior to the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion (with respect to (b) and (c)) of a nationally recognized investment bank, appraisal firm or independent registered public accounting firm expressed in a written certification thereof delivered to the Trustee to pay and discharge the entire Indebtedness on the applicable series of debt securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and interest on the applicable series of debt securities to the date of deposit or to the stated maturity or redemption date, as the case may be;

(2)	we have paid all other sums payable under the indenture by us with regard to the debt securities of such series; and
(3)
we have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the debt securities of such series have been complied with.

Defeasance
Each indenture provides that we, at our option:
(a)
will be discharged from any and all obligations in respect of any series of debt securities (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust), or

(b)
need not comply with the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities and certain Events of Default (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, in each case if we deposit with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series.
To exercise any such option, we are required, among other things, to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a Discharge pursuant to clause (a) above, accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service.
In addition, we are required to deliver to the Trustee an Officers’ Certificate stating that such deposit was not made by us with the intent of preferring the Holders over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others.
Events of Default, Notice and Waiver
Each indenture provides that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the Trustee thereunder or the Holders of 25% in aggregate principal amount of the outstanding debt securities of such series (or 25% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.
“Events of Default” in respect of any series are defined in the indentures as being:
•	default for 30 days in payment of any interest installment with respect to such series;
•
default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•
default for 90 days after written notice to us by the Trustee thereunder or by Holders of 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series; and

•
certain events of bankruptcy, insolvency and reorganization with respect to us or any Material Subsidiary of ours which is organized under the laws of the United States or any political subdivision thereof or the entry of an order ordering the winding up or liquidation of our affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.
Each indenture provides that the Trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the Holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the Trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series. Each indenture contains provisions entitling the Trustee under such indenture, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the Holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of Holders of such debt securities.

Each indenture provides that the Holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.
In certain cases, the Holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the Holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the senior debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such senior debt securities.
Each indenture includes a covenant that we will file annually with the Trustee a certificate of no default or specifying any default that exists.
Modification of the Indentures
We and the Trustee may, without the consent of the Holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:
(1)	to evidence the succession of another Person to us and the assumption by such successor of our company’s obligations under the applicable indenture and the debt securities of any series;
(2)	to add to the covenants of our company, or to surrender any rights or powers of our company, for the benefit of the Holders of debt securities of any or all series issued under such indenture;
(3)
to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture or to conform the text of the indenture or the debt securities to this description of notes or the description of notes in an applicable prospectus supplement;

(4)
to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Section 316(a)(2) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5)
to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the Holders of debt securities;

(6)
to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7)	to provide any additional Events of Default;
(8)
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9)	to provide for the terms and conditions of converting those debt securities that are convertible into Class A Common Stock or another such similar security;
(10)	to secure any series of debt securities pursuant to the applicable indenture’s limitation on liens;
(11)
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act or to comply with the rules of any applicable securities depository; and

(12)	to make any other change that does not adversely affect the rights of the Holders of the debt securities.
No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the Holders of debt securities of any series issued under the same indenture in any material respect.

Each indenture contains provisions permitting us and the Trustee under such indenture, with the consent of the Holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the Holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the Holders of affected debt securities, among other things:
(1)
change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2)
reduce the percentage in principal amount of any such debt securities the consent of whose Holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3)
modify any of the provisions of the applicable indenture related to (i) the requirement that the Holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of Holders required to make such amendments or grant such waivers; or

(4)
impair or adversely affect the right of any Holder to institute suit for the enforcement of any payment on, or with respect to, such senior debt securities on or after the maturity of such debt securities.

In addition, the subordinated indenture provides that we may not make any change in the terms of the subordination of the subordinated debt securities of any series in a manner adverse in any material respect to the Holders of any series of subordinated debt securities without the consent of each Holder of subordinated debt securities that would be adversely affected.
Pursuant to the subordinated indenture, the subordinated indenture may not be amended, at any time, to alter the subordination provisions of any outstanding subordinated debt securities without the consent of the requisite holders of each outstanding series or class of Senior Indebtedness (as determined in accordance with the instrument governing such Senior Indebtedness) that would be adversely affected.
The Trustee
U.S. Bank Trust Company, National Association is the Trustee under each indenture. The Trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.
Governing Law
The indentures will be governed by, and construed in accordance with, the laws of the State of New York.
Global Securities
We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.
We will deposit global securities with the depositary identified in the prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account Holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the Trustee will treat the depositary or its nominee as the sole owner or Holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or Holders of the debt securities.
Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.
The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.
The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference into this prospectus.
The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.
Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.
Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.
The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares
If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.
After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.
Voting the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.
Amendment and Termination of a Deposit Agreement
The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.
The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. Warrants may be issued independently or together with common stock, preferred stock, debt securities or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•	the title of such debt warrants;
•	the offering price for such debt warrants, if any;
•	the aggregate number of such debt warrants;
•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution or adjustment provisions of such debt warrants, if any;
•	the redemption or call provisions, if any, applicable to such debt warrants; and
•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.
Stock Warrants
The prospectus supplement relating to any particular issue of common stock warrants, preferred stock warrants or depositary share warrants will describe the terms of such warrants, including the following:
•	the title of such warrants;
•	the offering price for such warrants, if any;
•	the aggregate number of such warrants;
•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution provisions of such warrants, if any;
•	the redemption or call provisions, if any, applicable to such warrants; and
•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our common stock. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, which we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable federal income tax considerations.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of common stock or preferred stock, depositary shares, government securities, or other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts and, in certain circumstances, we may deliver a newly issued prepaid purchase contract, which is referred to as a “prepaid security,” upon release to a holder of any collateral securing such holder’s obligations under the original contract.
The prospectus supplement related to any particular purchase contracts and, if applicable, prepaid security, will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, and, if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of certain other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.
Any prospectus supplement related to any particular units will describe, among other things:
•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	if applicable, the prepaid securities and the documents pursuant to which such prepaid securities will be issued;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	if appropriate, any special United States federal income tax considerations applicable to the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We or selling securityholders may offer and sell the securities in any one or more of the following ways:
•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.
In addition, we or selling securityholders may enter into option, share lending or other types of transactions that require us or such selling securityholders, as applicable, to deliver securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We or selling securityholders may also enter into hedging transactions with respect to our securities. For example, we or selling securityholders may:
•	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;
•	sell securities short and deliver the securities to close out short positions;
•	enter into option or other types of transactions that require the delivery of securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or
•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.
Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We or selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or such selling securityholders or borrowed from us, such selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or such selling securityholders in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or selling securityholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or the securities of such selling securityholders, as applicable, or in connection with a concurrent offering of other securities.
Each time we or selling securityholders sell securities, we or selling securityholders will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:
•	the purchase price of the securities and the proceeds we and/or such selling securityholders will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any other offering expenses;
•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us or selling securityholders in one or more transactions:
•	at a fixed price or prices that may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
Such sales may be effected:
•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or
•	through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The selling securityholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. Any shares of our common stock offered under this prospectus will be listed on NYSE (or other such exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.
The securities may be sold directly by us or selling securityholders, or through agents designated by us or such selling securityholders, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or such selling securityholders, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us or by selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;
•	insurance companies;

•	pension funds;
•	investment companies; and
•	educational and charitable institutions.
In all cases, these purchasers must be approved by us or by such selling securityholders. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we or selling securityholders must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us or selling securityholders in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us and/or such selling securityholders, as applicable, or affiliates of ours and/or such selling securityholders, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us and/or selling securityholders to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us and/or such selling securityholders for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Any underwriters to which offered securities are sold by us or selling securityholders for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of CompoSecure, Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Husky Technologies Limited at December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

COMPOSECURE, INC.
161,034,417 Shares of Class A Common Stock

January 14, 2026